Exhibit 4B

Execution Copy

________________________________________________________________________

SUPERIOR WATER, LIGHT AND POWER COMPANY
2915 Hill Avenue, Superior, WI 54880

To

U.S. BANK NATIONAL ASSOCIATION
(formerly First Bank (N.A.))

As Trustee Under Superior Water, Light
and Power Company's Mortgage and Deed of Trust,
Dated as of March 1, 1943

_________________________________________

FIFTEENTH SUPPLEMENTAL INDENTURE
_________________________________________

Dated as of June 14, 2021

________________________________________________________________________

This instrument drafted by
Chapman and Cutler LLP
Chicago, IL

Exhibit 4B

TABLE OF CONTENTS
Section    Heading    Page

ATTACHMENTS TO SUPPLEMENTAL INDENTURE:

EXHIBIT A - Form of Bond of the Fourteenth Series

EXHIBIT B - Assignment and Irrevocable Bond Power

SCHEDULE C - Maturity Dates, Interest Payment Dates and Applicable
Interest Rates for the Bonds of the Fourteenth Series

    -i-

1.FIFTEENTH SUPPLEMENTAL INDENTURE
This FIFTEENTH [?] SUPPLEMENTAL INDENTURE, dated as of the 14th day of June, 2021, made and entered into by and between SUPERIOR WATER, LIGHT AND POWER COMPANY, a corporation of the State of Wisconsin, whose address is 2915 Hill Avenue, Superior, Wisconsin 54880 (the “Company”) and U.S. BANK NATIONAL ASSOCIATION (successor to Chemical Bank, as Corporate Trustee, and Peter Morse, as Co-Trustee), a national banking association, whose principal trust office at the date hereof is in Milwaukee, Wisconsin (the “Trustee”), as Trustee under the Mortgage and Deed of Trust dated as of March 1, 1943 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”) being supplemental thereto;
WHEREAS, said Mortgage was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 3, 1943, in Volume 191 of Mortgages at page 1, Document No. 362844; and
WHEREAS, an instrument dated as of September 15, 1949, was executed by the Company appointing Russell H. Sherman as Co-Trustee in succession to said Howard B. Smith, resigned, under said Mortgage, and by Russell H. Sherman accepting the appointment as Co-Trustee under said Mortgage in succession to the said Howard B. Smith, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on October 8, 1949, in Volume 196 of Mortgages at page 510, Document No. 398649; and
WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Mortgage and to make subject to the lien of the Mortgage any property acquired after the date of the execution of the Mortgage and intended to be subject to the lien thereof; and
WHEREAS, the Company executed and delivered its First Supplemental Indenture, dated as of March 1, 1951 (hereinafter called its “First Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 30, 1951, in Volume 205 of Mortgages at page 73, Document No. 405297; and
WHEREAS, an instrument dated as of May 16, 1961, was executed by the Company appointing Richard G. Pintard as Co-Trustee in succession to said Russell H. Sherman, resigned, under said Mortgage and by Richard G. Pintard accepting the appointment as Co-Trustee under said Mortgage in succession to said Russell H. Sherman, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 31, 1961, in Volume 256 of Mortgages at page 423, Document No. 453857; and
WHEREAS, the Company executed and delivered its Second Supplemental Indenture, dated as of March 1, 1962 (hereinafter called its “Second Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 26, 1962, in Volume 261 of Mortgages at page 81, Document No. 457662; and
WHEREAS, an instrument dated as of June 23, 1976, was executed by the Company appointing Steven F. Lasher as Co-Trustee in succession to said Richard G. Pintard, resigned, under said Mortgage and by Steven F. Lasher accepting the appointment as Co-Trustee under said Mortgage in succession to said Richard G. Pintard, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on July 16, 1976, in Volume 353 of Records at page 274, Document No. 532495; and
WHEREAS, the Company executed and delivered its Third Supplemental Indenture, dated as of July 1, 1976 (hereinafter called its “Third Supplemental Indenture”), which was recorded in the office of the Register of

Deeds in and for Douglas County, Wisconsin, on October 1, 1976, in Volume 355 of Records at page 683, Document No. 534332; and
WHEREAS, an instrument dated as of December 30, 1977, was executed by the Company appointing C. G. Martens as Co-Trustee in succession, to said Steven F. Lasher, resigned, under said Mortgage and by C. G. Martens accepting the appointment as Co-Trustee under said Mortgage in succession to said Steven F. Lasher, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on February 13, 1985, in Volume 436 of Records at page 264, Document No. 589308; and
WHEREAS, the Company executed and delivered its Fourth Supplemental Indenture, dated as of March 1, 1985 (hereinafter called its “Fourth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 19, 1985, in Volume 436 of Records at page 910, Document No. 589776; and
WHEREAS, an instrument dated as of October 26, 1992, was executed by the Company appointing Peter Morse as Co-Trustee in succession to said C. G. Martens, resigned, under said Mortgage and by Peter Morse accepting the appointment as Co-Trustee under said Mortgage in succession to said C. G. Martens, which instrument was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on November 13, 1992, in Volume 539 of Records at page 9, Document No. 649056; and
WHEREAS, the Company executed and delivered its Fifth Supplemental Indenture, dated as of December 1, 1992, (hereinafter called its “Fifth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on December 28, 1992, in Volume 541 of Records at page 229, Document No. 650104; and
WHEREAS, the Company executed and delivered its Sixth Supplemental Indenture, dated as of March 24, 1994 (hereinafter called its “Sixth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on March 29, 1994, in Volume 568 of Records at page 757, Document No. 662228; and
WHEREAS, the Company executed and delivered its Seventh Supplemental Indenture, dated as of November 1, 1994 (hereinafter called its “Seventh Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on January 18, 1995, in Volume 583 of Records at page 242, Document No. 669350; and
WHEREAS, an instrument dated as of January 20, 1995, was executed by The Prudential Insurance Company pursuant to Section 102 of the Mortgage appointing First Bank (N.A.) as Trustee in succession to Chemical Bank as Corporate Trustee and Peter Morse as Co-Trustee under said Mortgage and by First Bank (N.A.) (U.S. Bank National Association, successor) accepting the appointment as Trustee under such Mortgage in succession to said Chemical Bank and said Peter Morse, which instrument was recorded in the Office of the Register of Deeds in and for Douglas County, Wisconsin on April 6, 1995 in Volume 585 of Records at page 953, Document No. 670717; and
WHEREAS, the Company executed and delivered its Eighth Supplemental Indenture, dated as of January 1, 1997 (hereinafter called its “Eighth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on January 7, 1997, in Volume 617 of Records at page 536, Document No. 685699; and
WHEREAS, the Company executed and delivered its Ninth Supplemental Indenture, dated as of October 1, 2007 (hereinafter called its “Ninth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on September 27, 2007, as Document No. 810920; and

WHEREAS, the Company executed and delivered its Tenth Supplemental Indenture, dated as of October 1, 2007 (hereinafter called its “Tenth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on September 27, 2007, as Document No. 810921; and;
WHEREAS, the Company executed and delivered its Eleventh Supplemental Indenture, dated as of December 1, 2008 (hereinafter called its “Eleventh Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on December 12, 2008, as Document No. 821566; and
WHEREAS, the Company executed and delivered its Twelfth Supplemental Indenture, dated as of December 2, 2013 (hereinafter called its “Twelfth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on December 5, 2013, as Document No. 863990; and
WHEREAS, the Company executed and delivered its Thirteenth Supplemental Indenture, dated as of May 21, 2018 (hereinafter called its “Thirteenth Supplemental Indenture”), which was recorded in the office of the Register of Deeds in and for Douglas County, Wisconsin, on May 22, 2018, as Document No. 896257;
WHEREAS, the Company executed and delivered its Fourteenth Supplemental Indenture, dated as of June 14, 2021 (hereinafter called its “Fourteenth Supplemental Indenture”), which will be recorded contemporaneously with this instrument;
WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds of a series entitled and designated First Mortgage Bonds, 3 3/8% Series due 1973 (the “Bonds of the First Series”), in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), none of which Bonds of the First Series are now Outstanding; bonds of a series entitled and designated First Mortgage Bonds, 3 1/10% Series due 1981 (the “Bonds of the Second Series”), in the aggregate principal amount of Five Million Dollars ($5,000,000), none of which Bonds of the Second Series are now outstanding; bonds of a series entitled and designated First Mortgage Bonds, 5% Series due 1992 (the “Bonds of the Third Series”), in the aggregate principal amount of Two Million Seven Hundred Thousand Dollars ($2,700,000), none of which Bonds of the Third Series are now outstanding; bonds of a series entitled and designated First Mortgage Bonds, 9 5/8% Series due 2001 (the “Bonds of the Fourth Series”), the interest rate for which bonds was modified to 6.10% by the Sixth Supplemental Indenture, in the aggregate principal amount of Three Million Dollars ($3,000,000), none of which bonds of the Fourth Series are now outstanding; bonds of a series entitled and designated First Mortgage Bonds, 12 1/2% Series due 1992 (the “Bonds of the Fifth Series”), in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000), none of which Bonds of the Fifth Series are now outstanding; Bonds of a series entitled and designated First Mortgage Bonds, 7.91% Series due 2013 (the “Bonds of the Sixth Series”), in the aggregate principal amount of Five Million Dollars ($5,000,000), none of which Bonds of the Sixth Series is now outstanding; Bonds of a series entitled and designated First Mortgage Bonds, 7.27% Series due December 15, 2008 (the “Bonds of the Seventh Series”), in the aggregate principal amount of Six Million Dollars ($6,000,000), none of which Bonds of the Seventh Series remains outstanding; Bonds of a series entitled and designated First Mortgage Bonds, 5.375% Series due 2021 (the “Bonds of the Eighth Series”), in the aggregate principal amount of Six Million Three Hundred Seventy Thousand Dollars ($6,370,000), the full amount of which remains outstanding; Bonds of a series entitled and designated First Mortgage Bonds, 5.75% Series due November 1, 2037 (the “Bonds of the Ninth Series”), in the aggregate principal amount of Six Million One Hundred Thirty Thousand Dollars ($6,130,000), the full amount of which remains outstanding; Bonds of a series entitled and designated First Mortgage Bonds, 7.25% Series due December 15, 2013 (the “Bonds of the Tenth Series”), in the aggregate principal amount of Ten Million Dollars ($10,000,000), none of which Bonds of the Tenth Series are now outstanding; and Bonds of a series entitled and designated First Mortgage Bonds, 4.15% Series due December 15, 2028 (the “Bonds of the Eleventh Series”), in the aggregate principal amount of Fifteen Million Dollars ($15,000,000), the full amount of which remains outstanding; bonds of a series entitled and designated First Mortgage Bonds, 4.14% Series due May 29, 2048 (the “Bonds of the Twelfth Series”), in the aggregate principal amount of Twelve Million Dollars ($12,000,000), the full amount of which remains outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 2.16% Series due July 17, 2031 (the “Bonds of the Thirteenth Series”), in the aggregate principal amount of Eight Million, Seven Hundred Fifty Thousand Dollars ($8,750,000), the full amount of which remains outstanding; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than Bonds of the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds other than said Bonds of the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be of record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds and to add to the covenants, limitations or restrictions contained in the Mortgage certain other covenants, limitations or restrictions to be observed by it and to amend the Mortgage; and
WHEREAS, the execution and delivery by the Company of this Fifteenth Supplemental Indenture, and the terms of the Bonds of the Fourteenth Series hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Superior Water, Light and Power Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto U.S. Bank National Association, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all and singular the permits, franchises, rights, privileges, grants and property, real, personal and mixed, now owned or which may be hereafter acquired by the Company (except any of the character herein or in the Mortgage expressly excepted), including (but not limited to) its electric light and power works, gas works, water works, buildings, structures, machinery, equipment, mains, pipes, lines, poles, wires, easements, rights of way, permits, franchises, rights, privileges, grants and all property of every kind and description, situated in the City of Superior, Douglas County, Wisconsin, or elsewhere in Douglas County, Wisconsin, in Washburn County, Wisconsin, or in any other place or places now owned by the Company, or that may be hereafter acquired by it, including, but not limited to, the following described properties of the Company--that is to say:
All Lands and Rights and Interests in Lands of the Company (except any such property as may have been released from the lien of the Mortgage), and
All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or hereafter acquired by the Company and wheresoever situated, including (without in any wise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifteenth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water franchises, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants, works, reservoirs and tanks for the pumping and purification of water; all water works; all plants for the generation of electricity by water, steam and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, water, electric, gas and other machines, regulators, meters, transformers, generators, motors, water, electrical, gas and mechanical appliances, conduits, cables, water, steam, heat, gas or other mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of water, electric current, gas, steam heat or hot water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
It is hereby agreed by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the last day of the term of any lease or leasehold which may heretofore have or hereafter may become subject to the lien of the Mortgage; (4) water, electric energy, gas, ice and other materials or products pumped, stored, generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) the Company's franchise to be a corporation; and (6) all permits, franchises, rights, privileges, grants and property in the state of Minnesota now owned or hereafter acquired unless such permits, franchises, rights, privileges, grants and property in the state of Minnesota shall have been subjected to the lien of the Mortgage by an indenture or indentures supplemental to the Mortgage, pursuant to authorization of the Board of Directors of the Company, whereupon all the permits, franchises, rights, privileges, grants and property then owned or thereafter acquired by the Company in the state of Minnesota (except property of the character expressly excepted from the lien of the Mortgage in clauses (1) to (5) above, inclusive), shall become and be subject to the lien of the Mortgage as part of the Mortgaged and Pledged Property and may be released, funded and otherwise dealt with on the same terms and subject to the same conditions and restrictions as though not theretofore excepted from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 of the Mortgage.
To have and to hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto U.S. Bank National Association as Trustee, and its successors and assigns forever.
In trust nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Fifteenth Supplemental Indenture being supplemental thereto.
And it is hereby covenanted by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee by the Mortgage as part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage as follows:
ARTICLE I
BONDS OF THE FOURTEENTH SERIES
    Section 1.1.     There shall be a Fourteenth Series of bonds designated “First Mortgage Bonds, 3.18% Series due July 17, 2051” (the “Bonds of the Fourteenth Series”), which shall be limited to $8,750,000 aggregate principal amount, and shall be issued as fully registered bonds without coupons in the denominations of $1,000 or any multiple thereof. The Bonds of the Fourteenth Series shall be dated on the date of issuance thereof, mature on the date determined as set forth on Schedule C hereto or upon earlier acceleration or redemption, and shall bear interest (computed on the basis of a 360day year of twelve 30 day months) on the unpaid principal balance thereof at the Applicable Interest Rate determined as set forth on Schedule C hereto (such rate being referred to herein as the “Applicable Interest Rate”) from the date of issuance, payable semi-annually, on the interest payment dates determined as set forth on Schedule C hereto (each such date being referred to herein as an “Interest Payment Date”), until such principal amount shall have become due and payable, and, to the extent permitted by applicable law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the applicable Default Rate, payable semi-annually on each Interest Payment Date as aforesaid. The Maturity Date of the Bonds of the Fourteenth Series shall be determined as set forth in Schedule C hereto (such date being referred to herein as the “Maturity Date”). The Bonds of the Fourteenth Series shall be numbered R1 and upward and otherwise shall be substantially in the form attached hereto as Exhibit A. Except as hereinafter provided, the principal of, and the premium, if any, and the interest on each said bond to be payable at the office of the Company in Superior, Wisconsin or agency of the Company in the City of St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.
Notwithstanding any provision to the contrary in the Mortgage or the Bonds of the Fourteenth Series, the first paragraph of Section 9 of the Bond Purchase Agreement shall govern the method of payment of principal, premium, if any, and interest on the Bonds of the Fourteenth Series to the holders thereof; provided, however, that the Trustee shall have no obligation to comply with the provisions of Section 9 of the Bond Purchase Agreement with respect to any transferee of the Purchaser or any other holder of the Bonds of the Fourteenth Series until such transferee or holder shall have made the agreement described in Section 9 of the Bond Purchase Agreement. Subject to such proviso, the Trustee hereby consents to the method of payment described in Section 9 of the Bond Purchase Agreement. The Trustee shall not be liable or responsible to any holder of Bonds of the Fourteenth Series entitled to the benefits of Section 9 of the Bond Purchase Agreement or to any transferee thereof or to the Company for any act or omission to act on the part of the Company or any such holder of Bonds of the Fourteenth Series in connection with Section 9 of the Bond Purchase Agreement. The Company hereby indemnifies the Trustee against all liabilities, if any, resulting from acts or omissions on its part or on the part of the Company in connection with Section 9 of the Bond Purchase Agreement.
The Bonds of the Fourteenth Series shall be dated as of the date of authentication thereof by the Trustee (except that if any Bond of the Fourteenth Series shall be authenticated on an interest payment date for the Bonds of the Fourteenth Series to which interest has been paid, such Bond shall be dated as of the day following) and shall bear interest from the Interest Payment Date next preceding the date of such Bond to which interest has been paid; provided, however, that with respect to the first Interest Payment Date, such Bond shall bear interest from the date of the original issue of the Bonds of the Fourteenth Series; and provided further that if the Company shall at the time of the authentication of any Bond of the Fourteenth Series be in default in the payment of interest upon the Bonds of the Fourteenth Series, such Bond shall be dated as of, and shall bear interest from, the date of the beginning of the period for which such interest is so in default.
Upon notice as provided in the following paragraph, the Bonds of the Fourteenth Series may be redeemed prior to maturity, in whole at any time or in part (in multiples of $500,000) from time to time, at the option of the Company, or by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 39, Section 55, Section 61, Section 64 or Section 118 of the Mortgage or with the Proceeds of Released Property, in any such case at 100% of the principal amount of the Bonds being redeemed plus interest accrued thereon to the date of redemption, together with a premium equal to the Make-Whole Amount, if any, with respect to the Bonds of the Fourteenth Series being redeemed determined five Business Days prior to the date of such redemption.
Notice of any redemption of the Bonds of the Fourteenth Series shall be given by the Company by mail, postage prepaid, at least 30 but not more than 60 days prior to the date of redemption, to the registered owners of all Bonds of the Fourteenth Series to be so redeemed at their respective addresses appearing on the books maintained by the Company pursuant to Section 13 of the Mortgage. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the registered owner receives the notice. In any case, failure to give notice by mail, or any defect in such notice, to the registered owner of any Bond of the Fourteenth Series designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Bond of the Fourteenth Series. Two Business Days prior to the redemption date specified in such notice, the Company shall provide each registered owner of Bonds of the Fourteenth Series to be redeemed with written notice of the premium, if any, payable with respect thereto and a reasonably detailed computation of the Make-Whole Amount.
All partial redemptions of Bonds of the Fourteenth Series shall be made ratably among all registered owners thereof in the proportion which the principal amount of the Bonds held by each registered owner bears to the aggregate principal amount of all Bonds of the Fourteenth Series then outstanding, computed to the nearest $1,000 principal amount of the Bonds of the Fourteenth Series.
In the event that the principal amount of the Bonds of the Fourteenth Series is declared due and payable upon the occurrence of a Default or becomes due and payable pursuant to Section 73 of the Mortgage, there shall then become due and payable, together with the principal amount of the Bonds of the Fourteenth Series and interest accrued thereon, a premium equal to the amount of the Make-Whole Amount which would have been payable with respect to such Bonds of the Fourteenth Series, if they had been redeemed at the option of the Company pursuant to Section 1.1 in this Fifteenth Supplemental Indenture on the date on which the Bonds of the Fourteenth Series became due and payable; provided that such premium, if any, with respect to the Bonds of the Fourteenth Series shall become due and payable only if such Default is, or such sale is made following a Default, other than one specified in subsections (e) or (f) of Section 65 of the Mortgage.
Any Bonds of the Fourteenth Series shall be transferable by the registered owner thereof in person, or by its attorney duly authorized in writing, at the office or agency of the Company in the City of St. Paul, Minnesota, or the office of the Company in Superior, Wisconsin, upon surrender thereof for cancellation, together with a written instrument of transfer in form approved by the Company duly executed by such registered owner or by its duly authorized attorney. Upon any such transfer, a new Bond or Bonds of the Fourteenth Series for the same aggregate principal amount will be issued to the transferee in exchange therefor. Any Bond of the Fourteenth Series may, at the option of the registered owner thereof and upon surrender thereof for cancellation at such office or agency, be exchanged as prescribed in the Mortgage for another Bond or Bonds of the Fourteenth Series of other authorized denominations having the same aggregate principal amount. In the event any written instrument of transfer is required in connection with any transfer or exchange of any Bond of the Fourteenth Series, an instrument in the form attached hereto as Exhibit B is hereby approved by the Company for the purposes of Section 12 of the Mortgage.
Notwithstanding any provision of Section 12 or Section 16 of the Mortgage, (a) no charge will be made by the Company for any transfer or exchange of any Bond of the Fourteenth Series or, in the case of any lost, destroyed or mutilated Bond, the issuance, authentication and delivery of a new Bond of the Fourteenth Series in substitution thereof, whether for any stamp tax or other governmental charge, if any, applicable thereto or otherwise, and the Company shall reimburse the Trustee for all expenses incurred in connection therewith and (b) in the event of any loss, destruction or mutilation of any Bond of the Fourteenth Series, and a request by the holder for issuance of a new Bond of the Fourteenth Series in substitution therefor, the holder's unsecured indemnity agreement shall be deemed to be satisfactory to the Company and the Trustee for purposes of Section 16 of the Mortgage.
Notwithstanding any provision of Section 15 of the Mortgage, Bonds of the Fourteenth Series shall be authenticated, issued and delivered only as definitive bonds. Bonds of the Fourteenth Series so authenticated, issued and delivered may be in the form of fully engraved bonds, bonds printed or lithographed on engraved borders, bonds printed or bonds typewritten.
ARTICLE II
COVENANTS AND RESTRICTIONS
    Section 2.1.    The Company covenants that, so long as any Bonds of the Fourteenth Series are outstanding, it will not merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose (a “Disposition”) of all or a Substantial Part of its assets, or assets which shall have contributed a Substantial Part of net income of the Company for any of the three fiscal years then most recently ended, to any Person; provided, however, that the Company may merge or consolidate with, or sell or transfer all or substantially all of its assets to, Allete, but only if (a) in the event that Allete is the continuing or surviving corporation or the acquiring corporation, Allete shall be a solvent corporation and shall expressly assume in writing all of the obligations of the Company under the Mortgage, this Fifteenth Supplemental Indenture, the Bonds of the Fourteenth Series and the Bond Purchase Agreement, including all covenants therein and herein contained, and Allete shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and (b) the Company as the continuing or surviving corporation or Allete as the continuing or surviving corporation or acquiring corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or other disposition, be in default under any of such obligations. Notwithstanding the foregoing, the Company may make a Disposition and the assets subject to such Disposition shall not be included in the determination of Substantial Part to the extent that an amount equal to the net proceeds from such Disposition are, within 365 days of such Disposition (A) reinvested in assets of a similar nature of at least equivalent value to be used in the existing business of the Company, and/or (B) applied to the payment or prepayment of the Bonds of the Fourteenth Series. For purposes of the foregoing clause (B), the net proceeds from such Disposition shall be used to prepay (not less than 30 or more than 60 days following such offer) the Bonds of the Fourteenth Series at a price of 100% of the principal amount of the Bonds of the Fourteenth Series to be prepaid (without any Make-Whole Amount) together with interest accrued to the date of prepayment; provided that if any holder of the Bonds of the Fourteenth Series declines such offer, the amount that would have been paid to such holder shall be offered pro rata to the other holders of the Bonds of the Fourteenth Series that have accepted the offer. A failure by a holder of Bonds of the Fourteenth Series to respond in writing not later than 10 Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this Section 2.1 shall be deemed to constitute a rejection of such offer by such holder.
    Section 2.2.    The Company covenants that, so long as any Bonds of the Fourteenth Series shall remain outstanding, the Company will not issue, sell or otherwise dispose of any of its shares of capital stock to any Person other than Allete.
    Section 2.3.    The Company covenants that, so long as the Company is subject to any covenant in any other debt instrument prohibiting it from owning Subsidiaries, the Company shall not have any Subsidiaries.
    Section 2.4.    The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:
    (a)    Debt of a Subsidiary owed to the Company;
    (b)    Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (i) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Potential Default shall exist, and provided, further, that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and
    (c)    Debt of a Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 2.4, provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,
    (i)    no Default or Potential Default exists, and
    (ii)    simultaneously with the incurrence thereof, the Company delivers a Net Earnings Certificate showing, on the date of issuance of such Debt by such Subsidiary, the Company’s Adjusted Net Earnings to be as required by Section 27 of the Indenture to issue at least $1.00 of additional bonds under the Indenture.
    Section 2.5.    A default by the Company in the observance of any covenant or agreement contained in Sections 2.1 through 2.4, inclusive, of this Fifteenth Supplemental Indenture or the occurrence of an Event of Default (as defined herein) shall be deemed to constitute an additional and independent Default under, and defined in, Section 65 of the Mortgage. None of the additional Defaults provided for pursuant to this Section 2.5 are intended or shall be deemed to limit any of the Defaults currently expressed in the Mortgage and none of the Defaults currently expressed in the Mortgage are intended or shall be deemed to limit any of the additional Defaults provided for pursuant to this Section 2.5.
ARTICLE III
MISCELLANEOUS PROVISIONS
    Section 3.1.    For purposes of this Fifteenth Supplemental Indenture, the following terms have the following meanings indicated below:

“Allete” shall mean ALLETE, Inc., a Minnesota corporation, or any successor to Allete, Inc.
“Bond Purchase Agreement” shall mean the Bond Purchase Agreement dated as of June 28th, 2021, between the Company and the Purchaser.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Chicago, Illinois, or Milwaukee, Wisconsin, are required or authorized to be closed.
“Capitalized Lease Obligation” shall mean with respect to any Person any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.
“Consolidated Net Worth” shall mean the net worth of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Debt” means, with respect to any Person, without duplication,
    (a)    its liabilities for borrowed money;
    (b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
    (c)    its Capital Lease Obligations;
    (d)    all liabilities for borrowed money secured by any lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and
    (e)    any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.
Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Disposition” shall have the meaning set forth for such term in Section 2.1.
“Event of Default” shall mean any of the following events which shall occur and be continuing for any reason whatsoever at any time when any of the Bonds of the Fourteenth Series shall be outstanding (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
    (i)    the Company defaults in the payment of any principal or premium, if any, payable with respect to any Bond of the Fourteenth Series when the same shall become due, either by the terms thereof or otherwise as provided in the Mortgage, this Fifteenth Supplemental Indenture or the Bond Purchase Agreement; or
    (ii)    the Company defaults in the payment of any interest on any Bond of the Fourteenth Series for more than 5 days after the due date; or

    (iii)    the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto and as a result, the aggregate principal amount of all such defaulted obligations exceeds $100,000 or the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligations are created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause, such obligations in the aggregate principal amount in excess of $100,000 to become due (or to be repurchased by the Company) prior to any stated maturity; or
    (iv)    any representation or warranty made by the Company in this Fifteenth Supplemental Indenture or the Bond Purchase Agreement or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Fifteenth Supplemental Indenture or the Bond Purchase Agreement shall be false in any material respect on the date as of which made; or
    (v)    the Company fails to perform or observe any agreement, term or condition contained in the Mortgage, this Fifteenth Supplemental Indenture or the Bond Purchase Agreement; or
    (vi)    the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
    (vii)    any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the Bankruptcy Law), of any jurisdiction; or
    (viii)    the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or of any Substantial Part of the assets of the Company or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or
    (ix)    any such petition or application is filed, or any such proceedings are commenced, against the Company, and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings; or
    (x)    any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
    (xi)    any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of assets representing a Substantial Part of the assets of the Company or which requires the divestiture of assets which shall have contributed a Substantial Part of the net income of the Company for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
    (xii)    a final judgment in an amount in excess of $100,000 is rendered against the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

    (xiii)    Allete shall cease to own of record and beneficially 100% of the outstanding shares of capital stock of the Company.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Interest Payment Date” means the dates identified for the payment of interest determined as set forth on Schedule C hereto.
“Make-Whole Amount” means, with respect to any Bond of the Fourteenth Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond of the Fourteenth Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond of the Fourteenth Series, the principal of such Bond of the Fourteenth Series that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Bond of the Fourteenth Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bond of the Fourteenth Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond of the Fourteenth Series, the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond of the Fourteenth Series.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year)

that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond of the Fourteenth Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bond of the Fourteenth Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.
“Settlement Date” means, with respect to the Called Principal of any Bond of the Fourteenth Series, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.
“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
“Proceeds of Released Property” shall mean the aggregate of the cash deposited with or received by the Corporate Trustee pursuant to the provisions of Section 59, Section 60, Section 61 (except such cash as is to be paid over to the Company under the provisions of Section 61), or Section 62 of the Mortgage.
“Purchaser” means Thrivent Financial for Lutherans.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Substantial Part” shall mean when used with respect to assets or net income 15% or more of such assets or net income, respectively.
    Section 3.2.     The terms defined in the Mortgage, as heretofore supplemented, shall for all purposes of this Fifteenth Supplemental Indenture have the meanings specified in the Mortgage, as heretofore supplemented.
    Section 3.3.     The Trustee hereby accepts the trust herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions.
    Section 3.4.     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Fifteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifteenth Supplemental Indenture.
    Section 3.5.     Subject to the provisions of Article XVI and Article XVII of the Mortgage, whenever in this Fifteenth Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifteenth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.
    Section 3.6.     Nothing in this Fifteenth Supplemental Indenture, express or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements of this Fifteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.
    Section 3.7.     This Fifteenth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
    IN WITNESS WHEREOF, Superior Water, Light and Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and U.S. Bank National Association has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President and to be attested by its Secretary, all as of the 14th day of June, 2021.

SUPERIOR WATER, LIGHT AND POWER COMPANY

By:
Robert P. Sandstrom
President

By:
Paul M. Holt
Treasurer

ATTEST:

____________________________
Joscelyn A. Skandel
Secretary

Executed, sealed and delivered by
Superior Water, Light and Power
Company in the presence of:

____________________________

____________________________

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
_______________________

ATTEST:

____________________________
______________________

STATE OF WISCONSIN    )
        ) SS.
COUNTY OF DOUGLAS    )
Personally came before me this ___ day of June, 2021, Robert P. Sandstrom, to me known to be the President, Paul M. Holt, to me known to be the Treasurer, and Joscelyn A. Skandel, to me known to be the Secretary of the above-named SUPERIOR WATER, LIGHT AND POWER COMPANY, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn, did depose and say and acknowledge that they are respectively the President, Treasurer and Secretary of said corporation, that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said President, Treasurer and Secretary, then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.
Given under my hand and notarial seal this ___ day of June, 2021.

Notary Public, State of Wisconsin
My Commission __________________

STATE OF WISCONSIN    )
    ) SS.
COUNTY OF MILWAUKEE    )

Personally came before me this ____ day of June, 2021, Steven F. Posto, to me known to be the Vice President, and ________________, to me known to be the ______________, of the above-named U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn, did depose and say and acknowledge that he is the Vice President of said corporation, and that he signed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said Vice President then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

    Given under my hand and notarial seal this ____day of June, 2021.

    Notary Public, State of Wisconsin
    My Commission ___________________

Exhibit 4B
EXHIBIT A

[FORM OF BOND OF THE FOURTEENTH SERIES]

SUPERIOR WATER, LIGHT AND POWER COMPANY
FIRST MORTGAGE BOND

3.18% Series due July 17, 2051
No. R-___                                         $__________

SUPERIOR WATER, LIGHT AND POWER COMPANY, a corporation of the State of Wisconsin (hereinafter called the “Company”), for value received, hereby promises to pay to ____________________________, or registered assigns, on July 17, 2051, ___________ DOLLARS ($        ) in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon in like coin or currency (computed on the basis of a 360day year of twelve 30day months) at the rate of three and eighteen-hundredths percent (3.18%) per annum semiannually on __________ and __________ of each year commencing _______, 202_ until the principal thereof shall have become due and payable and at the rate of five and eighteen-hundredths percent (5.18%) per annum on any overdue payment of principal or premium, if any, and, to the extent enforceable under applicable law, on any overdue payment of interest. The principal hereof (and premium, if any) and interest hereon shall be paid at the office or agency of the Company in the City of St. Paul, Minnesota, or the office of the Company in Superior, Wisconsin or as shall be otherwise agreed to pursuant to the provisions of the Fifteenth Supplemental Indenture hereinafter referred to.
This bond is one of an issue of bonds of the Company issuable in series and is one of a series designated the First Mortgage Bonds, 3.18% Series due July 17, 2051 (the “Bonds of the Fourteenth Series”) created by the Fifteenth Supplemental Indenture dated as of June 14, 2021 executed by the Company to U.S. Bank National Association (successor Trustee to Chemical Bank and Peter Morse), as Trustee, all bonds of all series being issued and to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the “Mortgage”), dated as of March 1, 1943, executed by the Company to Chemical Bank & Trust Company and Howard B. Smith, as Trustees (U.S. Bank National Association, successor Trustee). Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued.
With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates and at the places and in the respective amounts expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property, or give any bond or bonds secured by the Mortgage any preference over any other bond or bonds so secured, or reduce the percentage in principal amount of the bonds required to authorize or consent to any such modification or alteration of the Mortgage.

The Bonds of the Fourteenth Series may be redeemed prior to maturity, in whole at any time or in part (in multiples of $500,000) from time to time, at the option of the Company, or by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 39, Section 55, Section 61, Section 64 or Section 118 of the Mortgage or with the Proceeds of Released Property (as defined in said Fifteenth Supplemental Indenture), in any such case at 100% of the principal amount to be so redeemed, plus accrued interest thereon to the redemption date together with a premium equal to the MakeWhole Amount (as defined in said Fifteenth Supplemental Indenture), if any, with respect to the Bonds of the Fourteenth Series, being redeemed.
Notice of any redemption of the Bonds of the Fourteenth Series shall be given by mail at least 30 days prior to the redemption date, all as more fully provided in said Fifteenth Supplemental Indenture and the Mortgage. Notice of redemption having been duly given, the Bonds of the Fourteenth Series called for redemption shall become due and payable upon the redemption date, and if the redemption price shall have been deposited with the Trustee, interest thereon shall cease to accrue on and after the redemption date (unless such bonds shall have been properly presented for payment on, or within one year after, the redemption date and shall not have been paid) and on the redemption date or whenever thereafter the redemption price thereof shall have been deposited with the Trustee such bonds shall no longer be entitled to the lien of the Mortgage.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.
This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by its duly authorized attorney, at the office or agency of the Company in the City of St. Paul, Minnesota or the office of the Company in Superior, Wisconsin upon surrender hereof for cancellation, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner hereof or by its duly authorized attorney, and thereupon a new fully registered bond or bonds of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. This bond may, at the option of the registered owner hereof and upon surrender hereof for cancellation at such office or agency, be exchanged as prescribed in the Mortgage for other registered bonds of the same series of other authorized denominations having a like aggregate principal amount. No charge will be made by the Company for any transfer or exchange of this bond or, in case this bond shall be lost, destroyed or mutilated, the issuance, authentication and delivery of a new bond in substitution hereof. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.
As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer, or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor of successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers, and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
This bond shall not become obligatory until U.S. Bank National Association, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, SUPERIOR WATER, LIGHT AND POWER COMPANY has caused this bond to be signed in its corporate name by its President or one of its Vice-Presidents and its Treasurer and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries on             , 20____.

SUPERIOR WATER, LIGHT AND POWER
COMPANY

By
    ______________________
    President

By
    _____________________
    Treasurer

ATTEST:

___________________________
______________________
     Secretary

[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Officer

Exhibit 4B
EXHIBIT B

ASSIGNMENT AND IRREVOCABLE BOND POWER
FOR
SUPERIOR WATER, LIGHT AND POWER COMPANY
FIRST MORTGAGE BOND
3.18% SERIES DUE JULY 17, 2051
FOR VALUE RECEIVED, ___________________________________ do___ hereby sell, assign and transfer unto _________________________ one First Mortgage Bond 3.18% Series due July 17, 2051 of Superior Water, Light and Power Company (the “Company”) for __________________________ dollars ($____________), No. ________, standing in __________________ name __________ on the books of the Company and do___ hereby irrevocably constitute and appoint __________________________________ attorney to transfer the said bond on the books of the Company, with full power of substitution in the premises.
IN WITNESS WHEREOF, _________________________ ha___ hereunto set ____ hand ___________ [and seal ___________] at ________________________________ this ____ day of ___________________, 20_____.

______________________________    ______________________________ [SEAL]

______________________________    ______________________________ [SEAL]

STATE OF ________________    )
                    ) SS.
COUNTY OF ______________    )
I, _____________________________, a notary public in and for said County, in the State aforesaid, do hereby certify, that ______________________________________________
_____________________________________________________________________________
who _____ personally known to me to be the same person__ whose name__ _____ subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that ___________________________ signed, sealed and delivered the said instrument as _______ free and voluntary act for the use and purposes therein set forth.
Given under my hand and official seal this ____ day of _______________, 20_____.

    Notary Public
    My Commission Expires _______________

    B-1